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                                    Class B
                       Voting Convertible Preferred Stock



                         CONCORDE CAREER COLLEGES, INC.

                          Incorporated Under the Laws
                            of the State of Delaware


This Certifies That                         [SPECIMEN]
is the owner of ____________________________________________ (__________) fully paid and non-assessable shares of Class B Voting Convertible Preferred Stock (par value $0.10 and liquidation value $27.20 per share) of

                         CONCORDE CAREER COLLEGES, INC.

transferrable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney, upon surrender of the certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and all amendments thereto (copies of which are on file with the Office of the Secretary of State of Delaware) to all of which the holder, by acceptance hereof assents.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:  ___________________


_________________________________              _________________________________
           SECRETARY                                       PRESIDENT
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                         CONCORDE CAREER COLLEGES, INC.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the designations, preferences and relative, participating, optional or other special rights of the Class B Voting Convertible Preferred Stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. OWNERSHIP, SALE, PLEDGE AND TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN THE STOCKHOLDERS AGREEMENT DATED FEBRUARY 25, 1997 AMONG THE CORPORATION AND CERTAIN STOCKHOLDERS THEREOF, AS IT MAY BE MODIFIED OR AMENDED, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.